   As filed with the Securities and Exchange Commission on December 15, 1999

                                                Registration No. 333-___________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                        ______________________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1993
                        ______________________________

                          FIRST STATE BANCORPORATION
            (Exact name of registrant as specified in its charter)


           New Mexico                               85-0366665
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
 incorporation or organization)


                            111 Lomas Avenue, N.W.
                         Albuquerque, New Mexico 87102
                                (505) 241-7500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          FIRST STATE BANCORPORATION
                            1993 STOCK OPTION PLAN
                           (Full title of the Plan)

                        Michael R. Stanford, President
                            111 Lomas Avenue, N.W.
                         Albuquerque, New Mexico 87102
                                (505) 262-7500
   (Name, address, and telephone number, including area code, of agent for service)


                                 With copies to

Marshall G. Martin, Esq.                          Jeffrey W. Hellberg, Esq.
Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P.    Hinkle, Cox, Eaton, Coffield &
500 Marquette, N.W., Suite 800                    Hensley, L.L.P.
Albuquerque, New Mexico 87102                     1700 Bank One Center
(505) 768-1500                                    Amarillo, Texas 79101
                                                  (806) 372-5569

---------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                     Proposed         Proposed           Amount
      Title of Securities         Amount to be        Maximum          Maximum             of
       to be Registered            Registered        Offering         Aggregate       Registration
                                                     Price Per     Offering Price         Fee
                                                       Share
----------------------------------------------------------------------------------------------------
Common Stock, No Par Value         600,000           $13.812        $8,287,200          $2,188(1)
----------------------------------------------------------------------------------------------------

--------------------------------------------------

(1) Estimated solely to calculate the registration fee pursuant to Rule 457(c) based upon the average of the high and low sale price of the Company's Common Stock on December 14, 1999, as quoted on the Nasdaq National Market.

                               TABLE OF CONTENTS

PART I -- INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS..............   1

PART II -- INFORMATION REQUIRED IN THE REGISTRATION STATEMENT...........   1
     Item 3. Incorporation of Documents by Reference....................   1
             ---------------------------------------
     Item 4. Description of Securities..................................   1
             -------------------------
     Item 5. Interests of Named Experts and Counsel.....................   1
             --------------------------------------
     Item 6. Indemnification of Officers and Directors..................   1
             -----------------------------------------
     Item 7. Exemption from Registration Claimed........................   2
             -----------------------------------
     Item 8. Exhibits...................................................   3
             --------
     Item 9. Undertakings...............................................   3
             ------------

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The documents containing the information specified in
Part I will be delivered to the participants in the plan covered by this Registration Statement as required by Rule 428(b).

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
        ---------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference as of their respective filing dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999.

          (c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and before the termination of the offering of the securities offered hereby shall be deemed incorporated by reference in this Registration Statement and a part hereof from the date of filing those documents.

Item 4. Description of Securities.
        -------------------------

          Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

          Not applicable.

Item 6. Indemnification of Officers and Directors.
        -----------------------------------------

          Section 53-11-4.1 of the New Mexico Business Corporation Act (the "NMBCA") empowers a corporation to indemnify any officer or director against judgments, penalties, fines, settlements, and reasonable expenses he actually incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, for a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. This section empowers a corporation to maintain insurance or furnish similar protection, including, but not limited to, a trust fund, a letter of credit, or self-insurance, on behalf of any officer or director against any liability asserted against him in such capacity whether or not the corporation would have the power to indemnify him against that liability under this section.

          The indemnification authorized by Section 53-11-4.1 is not exclusive of any other rights to which an officer or director may be entitled under the articles of incorporation, the bylaws, an agreement, a resolution of shareholders or directors, or otherwise.

          The Company's Bylaws provide that the Company shall, to the full extent permitted by the NMBCA, indemnify all directors and officers of the Company. In addition, the Company's Articles of Incorporation contain a provision eliminating the personal liability of directors to the Company or its shareholders for monetary damages from a breach of fiduciary duty in certain circumstances. Under the NMBCA, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty or duty of care to the Company or its shareholders, or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any violation of Section 53-11-46 of the NMBCA (relating to the declaration of dividends and the purchase or redemption of shares in violation of the NMBCA), or any transaction from which the director derived an improver personal benefit.

          In addition, the Company's Articles of Incorporation provide that to the fullest extent now or hereafter permitted by the NMBCA, the Company's directors will not be liable to the Company or its shareholders for monetary damages for breach of their fiduciary duties as directors unless the director has breached or failed to perform his duties in compliance with Subsection 53-11-35(B) of the NMBCA (duty of care) and the breach or failure to perform constitutes negligence, willful misconduct, or recklessness in the case of a director who either has an ownership interest in the Company or receives compensation of more than $2,000 from the Company in any calendar year, or willful misconduct or recklessness in the case of a director who does not have an ownership interest in the Company and does not receive compensation of more than $2,000 in any calendar year.

          The Company's Bylaws provide that the Company will indemnify all directors, officers, and employees of the Company to the fullest extent now permitted by the NMBCA. Under these provisions, any director, officer, or employee who is made a party to any suit or proceeding will be indemnified if (i) he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company; (ii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and (iii) in all other cases, that his conduct was at least not opposed to the best interests of the Company. The NMBCA further provides that such indemnification is not exclusive of any other rights to which these persons may be entitled under the Articles of Incorporation, the Bylaws, an agreement, a resolution of shareholders or directors, or otherwise that are not inconsistent with the NMBCA. Pursuant to the Bylaws and the NMBCA, the Company cannot indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company, or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his official capacity, in which he is adjudged liable on the basis of improperly receiving personal benefit.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

          Not Applicable.

Item 8. Exhibits.
        --------

     Number         Description of Exhibits

      4.1           Restated Articles of Incorporation of First State
                    Bancorporation. (1)

      4.2 Articles of Amendment to the Restated Articles of Incorporation of First State Bancorporation. (3)

      4.3           Bylaws of First State Bancorporation. (3)

      4.4           Shareholder Protection Rights Agreement dated October 25,
                    1996. (2)

      4.5           1993 Stock Option Plan of the Company, as amended. (4)

      5.0 Opinion of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P., relating to the legality of the Common Stock. (4)

     23.1           Consent of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P.
                    (Included in Exhibit 5)

     23.2           Consent of KPMG LLP.  (4)

     --------------------------------------

     (1) Incorporated by reference from the Company's Registration Statement on Form S-2, Commission File No. 333-24417, declared effective April 25, 1997.
     (2) Incorporated by reference from the Company's Form 10-QSB for the quarter ended September 30, 1996.
     (3) Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1997.
     (4)  Filed Herewith.

Item 9. Undertakings.
        ------------

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 ((S) 239.33 of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by (S) 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 ((S) 239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or (S) 210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant

     Pursuant to the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Albuquerque, New Mexico, on December 8, 1999.


                                   FIRST STATE BANCORPORATION


                                   By:  /S/ Michael R. Stanford
                                      -------------------------
                                       Michael R. Stanford,
                                       President


                               POWER OF ATTORNEY

     Each person whose signature appears below does hereby make, constitute, and appoint H. Patrick Dee and Michael R. Stanford, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver, and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto his attorney-in-fact and agent full power and authority to do and perform every act and thing necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that his attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

       Signatures            Title                              Date
       ----------            -----                            --------

/s/ Michael R. Stanford      President, Chief Executive       December 8, 1999
------------------------     Officer, and a Director
Michael R. Stanford          (Principal Executive Officer)


/s/ H. Patrick Dee           Executive Vice President,        December 8, 1999
------------------------     Secretary, Treasurer, and
H. Patrick Dee               Chief Operation Officer and
                             Director


/s/ Brian C. Reinhardt       Executive Vice President and     December 8, 1999
------------------------     Chief Financial Officer
Brian C. Reinhardt



/s/ Eloy A. Jeantete         Chairman of the Board and a      December 8, 1999
------------------------     Director
Eloy A. Jeantete

/s/ Leonard J. DeLayo, Jr.
--------------------------
Leonard J. DeLayo, Jr.       Director                         December 8, 1999


 /s/ Bradford M. Johnson
--------------------------
Bradford M. Johnson          Director                         December 8, 1999


  /s/ Marshall G. Martin
--------------------------
Marshall G. Martin           Director                         December 8, 1999


     /s/ Kevin L. Reid
--------------------------
Kevin L. Reid                Director                         December 8, 1999


   /s/ Douglas M. Smith
--------------------------
Douglas M. Smith, M.D.       Director                         December 8, 1999

/s/ Herman N. Wisenteiner
--------------------------
Herman N. Wisenteiner        Director                         December 8, 1999

                               INDEX TO EXHIBITS


     Number    Description of Exhibits

      4.1      Restated Articles of Incorporation of First State Bancorporation.
               (1)

      4.2 Articles of Amendment to the Restated Articles of Incorporation of First State Bancorporation. (3)

      4.3      Bylaws of First State Bancorporation.  (3)

      4.4      Shareholder Protection Rights Agreement dated October 25, 1996.
               (2)

      4.5      1993 Stock Option Plan of the Company, as amended. (4)

      5.0 Opinion of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P., relating to the legality of the Common Stock. (4)

     23.1 Consent of Hinkle, Cox, Eaton, Coffield & Hensley, L.L.P. (Included in Exhibit 5)

     23.2      Consent of KPMG LLP.  (4)

     _____________________

     (1) Incorporated by reference from the Company's Registration Statement on Form S-2, Commission File No. 333-24417, declared effective April 25, 1997.
     (2) Incorporated by reference from the Company's Form 10-QSB for the quarter ended September 30, 1996.
     (3) Incorporated by reference from the Company's 10-KSB for the year ended December 31, 1997.
     (4)  Filed Herewith.